Exhibit 99.1

Morningstar 2012 Shareholders’ Meeting 1

Call to Order and Introductions Business of Annual Meeting Management Presentations Break Questions and Answers 2

Today’s presentations contain forward-looking statements. All statements made that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Please refer to our most recent earnings release and our most recent Form 10-Q or 10-K for more information on the factors that could cause actual results to differ. Today’s presentations also contain non-GAAP financial measures. Please refer to the slides at the end of the presentation for a reconciliation to the applicable GAAP measures. 3

Please carefully read the legal disclaimer above.

Please refer to the slides at the end of this presentation for reconciliations of non-GAAP financial measures to the applicable GAAP measures.

Morningstar Update Joe Mansueto Chairman and Chief Executive Officer 4

2011 Highlights Industry Landscape Growth Strategies Update on 2011 Initiatives 2012 Initiatives 5

My talk today will cover five major areas:

•     2011 highlights

•     Industry landscape

•     Growth strategies

•     Follow up on major initiatives from 2011

•     Major initiatives for 2012

3,520 Employees +8.8% 6

We have about 3,520 employees around the world, which is up about 9% since the first quarter of 2011.

Slide Title 32 7

Our mission is to create great products that help investors reach their financial goals. We take this mission very seriously, and it frames everything we do as a company.

Software Data Investment Research Investment Management Investment Management Investment Information Our Business Morningstar Data Morningstar Advisor Workstation Morningstar Direct Morningstar.com Integrated Web Tools Fund and Stock Research Credit Research Structured Credit Research Financial Communications Investment Advisory Retirement Solutions Morningstar Managed Portfolios

We have two operating segments: investment information (which includes our data, software and research products) and investment management (which includes our Investment Advisory, Retirement Solutions, and Managed Portfolios services).

The bottom section of this slide shows some of the key products and services within each area.

8.1 mil Individual Investors 8

We currently reach 8.1 million individual investors around the world through our websites and other products.

250,000 Advisors

Another major audience for us is financial advisors. We currently reach about 250,000 advisors globally, which translates into about one out of every four advisors.

4,464 Institutions 10

We also have relationships with about 4,500 institutions around the world, primarily through our Data, Investment Advisory, and software businesses. We also work with about 500 media clients and reach millions of investors through sites like Google Finance, MSN Money, and Yahoo! Finance.

13.7% Revenue 11

Our business had another good year in 2011, with revenue up 13.7%. The majority of this revenue growth was organic. Morningstar Direct and Investment Advisory Services were the main drivers of organic growth for the year.

14.3% Operating Income 12

Our operating income rose 14.3%--just slightly more than revenue. Our operating margin was flat mainly because of higher compensation costs, which rose faster than revenue.

30.4% Free Cash Flow 13

Free cash flow rose 30.4% to about $142 million in 2011. We’re fortunate to be in a business that generates healthy cash levels and doesn’t require much capital.

Industry Landscape 14

VSS Communications Industry Forecast 2011-2015 Financial & Economic Info. 2012 Forecast (+5.2%) 16

Next I’ll turn to the industry landscape. The Veronis Suhler Stevenson Communications Industry Forecast 2011-2015 estimates that spending on economic and financial information will total about $14 billion in 2012, a 5.2% increase over 2011.

Credit & Risk Info. 2012 Forecast (+1.6%) VSS Communications Industry Forecast 2011-2015 17

The credit and risk information industry has an additional $12.1 billion in total spending, based on the Veronis Suhler Stevenson Communication Industry Forecast 2011-2015 estimates, which is up slightly from 2011. We had about $631 million in company-wide revenue in 2011, so we see ample growth opportunities within these large markets.

Morningstar U.S. Market Index 28.5% 1.6% 8.8% 08 –36.17 –35.95 –31.67 -31.47 -38.73 –36.19 -41.87 -46.28 -39.92 09 11.38 36.05 40.28 21.52 38.94 39.86 44.37 42.05 32.98 YTD 05.09.12 11 –37.0% 16.8% 10 14.69 20.61 25.96 12.93 26.46 27.77 12.91 27.67 31.26 2.23 –2.60 –1.84 3.40 2.22 –4.74 1.56 –2.29 –1.04 4.49 8.65 13.32 7.51 8.14 10.25 10.22 8.43 7.17 18

This page shows Morningstar’s market barometer, a heat map of total returns for different areas of the Morningstar Style Box, a nine-square grid that provides a graphical representation of nine different investment styles. 2011 was a volatile year for the market, but the Morningstar U.S. Market index had slightly positive returns overall. So far this year, the U.S. Market index has gained 8.8% through May 9, 2012. While the more positive market environment has helped our business recently, market volatility has slowed our clients’ purchasing decisions in some cases.

History of Interest Rates July 1954–December 2011 20% 15% 10% 5% 5.41% Average 6.01% 6.54% 5.34% Current 1-yr government yield IT government yield LT government yield Federal funds Source: Ibbotson SBBI data 19

The record-low interest rates shown in this chart have also created some challenges. With low interest rates and high hedging costs, many variable annuity (VA) sellers have been facing pressure. Although advisors and investors like the guarantees VAs provide, they haven’t been profitable for many carriers. This had a negative effect on our business because we provide Investment Advisory services to many VA firms. As we’ve previously disclosed, one of our large clients began managing several VA fund-of-funds portfolios we previously subadvised on in-house in April 2012.

Estimated Net Flows: Equity vs. Fixed-Income Taxable + Municipal Bond Funds ($bil) U.S. Stock Funds ($bil) 07 10 11 08 09 $123.0 $67.8 $400.4 $255.9 $165.5 $47.1 –$6.0 –$37.8 –$44.1 –$52.7 Source: Morningstar Direct 20

While taxable and municipal bond funds had strong net inflows in 2011, U.S. stock funds as a group had estimated net outflows of about $53 billion in 2011.

Estimated Net Flows: Active vs. Passive Passively Managed ($bil) Actively Managed ($bil) 07 10 11 08 09 $202.5 $222.8 –$171.4 $218.5 $315.0 $197.4 $195.0 $193.8 $17.7 $191.7 Source: Morningstar Direct 21

We also saw strong flows into passive products in 2011, continuing a long-term trend. Passively managed funds had about $192 billion in net inflows, while inflows to actively managed portfolios were minimal. These two trends have created a slight headwind for Morningstar, as our “sweet spot” has traditionally been research on actively managed equity funds.

Growth Strategies 22

Growth Strategies Focus on three platforms Become a global leader in funds of funds Continue building thought leadership Create premier global database Expand internationally 23

Next I’ll turn to our five key growth strategies. We haven’t changed these so this is just a quick recap.

The first of our five strategies is to focus our product offerings on our three major platforms (Morningstar.com for individual investors; Morningstar Advisor Workstation for financial advisors; and Morningstar Direct, our institutional research platform).

Our second major strategy is to create a premier global investment database. Our data is the foundation for all of our products and services, and we continuously invest in both depth and breadth of data coverage.

We also want to continue building thought leadership in independent investment research. We currently have about 100 fund analysts and 165 equity and credit analysts globally.

Our fourth growth strategy is to become a global leader in fund-of-funds investment management. We think assembling and evaluating funds of funds is a natural extension of our expertise in understanding managed investment products.

Finally, we’re focusing on expanding our international brand presence, products, and services.

2011 Initiatives 24

Last year I mentioned a number of new initiatives. Here’s a brief report on the progress we made on a few of the most important ones.

Transition Core Products to Next-Generation Platform 25

We spent considerable time and effort in 2011 redesigning our core software platforms, and are excited about our next-generation upgrades for Morningstar Direct and Morningstar Office. These releases will make our applications cloud-based and significantly improve the navigation, aesthetics, and usability of our software. They’ll make it easier for customers to access our products and services and provide us with more flexibility in how we deliver software to customers.

Widen Moat Around Managed Investment Product Data Morningstar Data Quality (Mutual Funds) Composite Defect Rate % 07 10 11 08 09 3.4% 100 2.3% 2.1% 181 2.0% 182 1.7% 186 06 6.1% 05 8.3% 148 171 183 26

Our managed investment product data is the core of our Morningstar Data business. This is a solid business for us that typically has very high renewal rates. We want to continue building out our moat—or competitive advantage—here by continuously improving the depth, breadth, and quality of our databases.

The main focus in our Data business is quality. We are relentless in driving down error rates, improving timeliness, and expanding comprehensiveness. We share these statistics with our clients, and they’ve been a key factor in winning new business.

This graph shows the Morningstar Data Quality index, a benchmark we created that measures the timeliness, quality, and completeness of our data. We’ve also been able to steadily reduce defect rates in our databases, and believe that we have far and away the best data quality for managed investment products in the industry.

Widen Moat Around Managed Investment Product Data Morningstar Data Quality (ETFs) Composite Defect Rate % 07 10 11 08 09 10.7% 97 6.0% 144 2.9% 173 1.7% 184 1.2% 189 27

This chart shows the Morningstar Data Quality index and defect rates for our exchange-traded fund (ETF) database. Again, we’ve been able to steadily improve quality and drive down defect rates.

We completed data quality benchmarking studies that cover the United States, Canada, and the United Kingdom. These studies have a dual purpose. They give us a roadmap on areas where we can improve. Second, they help our sales teams demonstrate the quality of our data to clients.

Widen Moat Around Managed Investment Product Data 28

We’ve had a strong positive response, most recently in Europe.  We now supply the Financial Times with daily fund pricing data for the global print and online editions—an indication of the quality of Morningstar data investors and clients see in the United Kingdom.

Widen Moat Around Managed Investment Product Data 29

In addition, the UK Investment Management Association selected us to monitor fund portfolios. We see this as another indication of the strength of our data and research capabilities.

Launch Morningstar Analyst Rating for Funds ABC Value A Shares| ABCDX Morningstar Analyst Rating Process: Approach Morningstar Category Category Index Index Proxy US OE Large Blend Russell 1000 TR USD iShares Russell 1000 Index Rigor, valuations, and patience are this fund's competitive advantages. Process Pillar ! Positive Nov 15, 2011 | Inspired as much by Warren Buffett and Charlie Munger as their firm's founder, the managers here prefer undervalued stocks but will tolerate higher valuations if the business models justify it. They use bottom-up research to find well-managed, competitively advantaged companies with the wherewithal and will to reinvest capital profitably, and whose shares are trading below what the managers think they are worth. They visit companies and their executives, competitors and suppliers and dig into balance sheets and income statements. The crux of their process is valuing companies on their historical and projected "owner earnings," or profits adjusted for option issuance, pension fund assumptions, capital spending, depreciation, and amortization. The fund often buys a mixture of globally dominant franchises, unappreciated stories, and special situations that often make ugly headlines. Once the managers own a stock they resist knee-jerk reactions to bad news and often add to positions if their thesis still holds or the share price doesn't reflect the fundamentals. They stay fully invested and trade infrequently but will sell when valuations exceed their business value estimates. The managers' stock-picking approach has been disciplined and consistent, though their menu now includes more overseas stocks. Equity Style Box 09/30/11 Deep Value Core Value Core Core Growth High Growth Micro Small Mid Large Giant Fund Category Average Index Proxy Centroid: Weighted average of equity holdings Zone: 75% of fund’s equity holdings Style Box Factors 09/30/11 Market Cap Fund 3-Yr Avg Category Proxy Giant/Large 77.9 84.6 80.4 77.5 Mid 19.4 11.4 16.5 20.6 Small/Micro 2.7 4.0 3.1 1.8 Avg Market Cap Bil USD 27.6 34.6 58.0 33.7 Value Measures Fund 3-Yr Avg Category Proxy Price/Prospect. Earnings 13.4 13.9 10.9 11.7 Price/Book 1.3 1.5 1.8 1.8 Price/Sales 0.9 0.9 1.1 1.1 Price/Cash Flow 6.2 6.5 7.2 6.3 Dividend Yield 1.6 2.0 2.3 2.5 Growth Measures Fund 3-Yr Avg Category Proxy Long-Term Earnings % 9.9 9.7 2.2 10.2 Asset Allocation 09/30/11 Current Allocation 3-Year Average Assets % Fund 3-Yr Avg Category Proxy U.S. Equities 85.3 84.0 89.5 99.4 Non-U.S. Equities 13.2 13.9 6.2 0.5 Bonds 0.0 0.0 1.7 0.0 Cash 1.5 2.1 2.1 0.1 Other 0.0 0.0 0.5 0.0 Regional Exposure 09/30/11 Market Type Equity % Fund 3-Yr Avg Category Proxy Developed 98.9 99.1 99.4 100.0 Emerging 1.1 0.9 0.6 0.0 Top 5 Countries Equity % Fund 3-Yr Avg Category Proxy United States 86.6 85.5 93.5 99.5 Canada 7.1 7.3 0.9 0.1 Belgium 2.4 3.4 0.1 0.0 Switzerland 2.1 1.3 0.9 0.0 Brazil 1.0 0.9 0.1 0.0 Economic Moat 09/30/11 Moat Rating Fund 3-Yr Avg Category Proxy Wide Moat 43.6 50.2 54.8 41.1 Narrow Moat 45.4 40.3 36.8 46.5 No Moat 11.1 9.4 8.4 12.4 Sector Delta 09/30/11 Defensive Sensitive Cyclical Fund Index Proxy Larger sector concentrations versus the index move the investment to the corner of the triangle corresponding to that equity Super Sector. Equity Sector Breakdown 09/30/11 Sectors Fund 3-Yr Avg Category Proxy xDefensive 27.2 27.5 29.2 27.1 sConsumer Defensive 22.1 23.3 14.1 11.3 dHealthcare 5.1 4.2 12.3 11.8 fUtilities 0.0 0.0 2.8 4.0 wSensitive 21.5 19.7 45.2 44.6 iCommunication Serv. 0.0 0.0 3.1 4.5 oEnergy 8.0 11.2 11.0 10.9 Morningstar Global Fund Report | Print Date: January 18, 2012 | FINRA Members: For internal use or client reporting purposes only. Page 2 of 7 30

The highlight of the year was the launch of the new Morningstar Analyst Rating for funds. This is a forward-looking rating that evaluates funds based on their ability to outperform their peers on a risk-adjusted basis over the long term. The well-known Morningstar Rating for funds (the “star rating”) is a backward-looking measure of a fund’s performance, risk, and cost. The new Analyst Rating is an important step in the evolution of our fund research that complements the quantitative analysis behind the star ratings.

The new fund Analyst Rating uses a medal theme, with ratings of Gold, Silver, Bronze, Neutral, and Negative. We launched with ratings on 350 funds in the United States, and we now have more than 750 funds rated in the United States and 1,800 globally.

This new rating was a major effort that draws on the strength of our global analyst research team. We developed a rigorous framework for the rating. It focuses on the “Five Pillars” of People, Process, Parent, Performance, and Price. Our multi-page analyst report walks through our analysis of each of these criteria.

Launch Residential Mortgage-Backed Securities Research RMBS $955 billion CMBS $622 billion Source: Intex Solutions, Inc. 31

We currently cover commercial mortgage-backed securities (CMBS), but the residential mortgage-backed securities market (RMBS) is even larger ($955 billion in underlying collateral vs. $622 billion for CMBS).

Through our structured credit rating subsidiary, we launched a beta version of our RMBS surveillance platform last year. Investors are looking for better research and analytics on RMBS, and we’re excited about stepping up to meet this need.

Unify Investment Management Capabilities/Operating Platforms 32

We made significant progress in 2011 unifying our global investment management capabilities, operations, and platforms. We brought our investment management operations together under one leader (Peng Chen) in early 2011. Peng and his team spent much of the year working on unifying our capabilities and operations so our clients can get the best combination of solutions and capabilities from across the Investment Management division to meet their needs.

Unify Investment Management Capabilities/Operating Platforms Retirement Solutions Portfolio Management Investment Advisory Morningstar Investment Management 33

We’re focusing on three key areas in this business: retirement solutions, portfolio management, and investment advisory.

Continue Expanding Internationally and Globalizing Operations 34

We continued building out our global operations in 2011, and international revenue made up about 29% of consolidated revenue for the year. Over the past several years, we’ve made strides to operate as one global organization and have been integrating our international operations much more closely with all of our products and services. We’ve become more coordinated and centralized across divisions and across geography. We’re making it easier for customers to do business with us, and we deliver a more consistent experience to them, whether they are in Chicago, Sydney, Hong Kong, London, or Mumbai.

Further Integrate Acquisitions Number of acquisitions and money spent ($mil) 07 10 11 08 09 $60.5 $105.4 $74.2 $102.3 2 6 6 7 0 35

I mentioned in last year’s meeting that we would be pulling back on acquisitions, and after making 24 acquisitions from 2006 through 2010, we didn’t make any in 2011. This allowed us to renew our efforts to create great products and integrate the businesses we acquired during the last few years. During 2011 we focused on putting together all the capabilities we’ve acquired to maximize our potential. We also moved several acquired businesses to the Morningstar brand.  A simpler product line will make it easier for clients and prospects to understand our offerings.

Continue Making Morningstar a Great Place to Work FORTUNE is a registered trademark of Time Inc. and is used under license. From FORTUNE Magazine, February 7, 2012 © 2012 Time Inc. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, Licensee. 36

We appeared on many “Best Places to Work” lists over the past year—including Fortune Magazine, the Chicago Tribune, and Glassdoor (which is based on online employee reviews). It’s gratifying to get the external recognition, and it motivates us to continue improving.

Major Initiatives for 2012 37

Now I want to highlight just a few of the initiatives we’re working on this year.

Expand Global Fundamental Equity Data Fundamental Equity Data Real-Time Capabilities 38

We want to build out our global fundamental equity data and combine it with our real-time capabilities to create a complete equity data solution. We’re seeing dissatisfaction with other vendors, and we believe this is a sizable opportunity.

We have data coverage on about 30,000 companies globally. We have near-complete coverage in the United States, and we’re looking to continue building out our coverage in Europe and Asia. We’re also consolidating platforms to make our operations more efficient.

We have a lot going on with equity data, and expect you’ll be hearing more about this in the coming months.

Expand Global Fundamental Equity Data 39

As you’ve probably heard, Microsoft has been getting ready to roll out Windows 8. We’re excited that our fundamental equity and real-time market data will be powering the finance apps for that platform in approximately 40 countries. This is a nice show of recognition for our equity and market data.

Continue Driving Quality Efforts and Customer Loyalty Net Promoter Score 2011 12% in 2010 40

We also want to build customer loyalty, and probably the single best measure of that is the Net Promoter Score. This looks at how likely customers are to recommend Morningstar to a friend, and the net score is based on promoters minus detractors. Our scores are already above-average but we want to convert people in the passive category into promoters to continue improving.

Continue Driving Quality Efforts and Customer Loyalty Key Customers + Morningstar All of Morningstar Data 41

We also plan to expand the scope of our quality efforts to include all of Morningstar, as well as key customers. We’re working with our clients to adopt quality initiatives that help them get the most value out of our products.

Transition Core Products to Next-Generation Platform Kyra and Gaby to get back to us 42

As I mentioned, we’re excited about our next-generation upgrades for Morningstar Direct and Morningstar Office.

We’ve made great progress defining and building the user interface and technical framework for these upgrades. We’re working to have an integrated version of Morningstar Direct 4.0 ready for release by late 2012 or early 2013. This new version will have a new home page built in our new framework as well as a couple of key modules built in the next-generation platform. We’ve mapped out a product and feature migration strategy for the next couple of years and expect to begin communicating our plans to customers in the next few months.

Develop Mobile Apps/Enhance Software Features NAV 35.82 35.63 30.31 37.38 42.10 47.16 45.84 38.10 30.73 27.05 21.09 22.22 Total Return % 0.81 19.01 -18.08 -9.35 -1.98 10.42 28.31 30.17 20.02 35.38 2.27 19.53 +/-S&P 500 -0.66 -9.66 4.01 2.53 7.12 -10.62 -0.26 -3.18 -2.92 -2.15 0.96 9.47 +/-Russ 1000 -0.68 -10.89 3.57 3.10 5.81 -10.49 1.29 -2.68 -2.43 -2.39 1.89 9.38 Total Rtn % Rank Cat 57 96 17 22 30 86 20 42 62 40 17 11 Income $ 0.10 0.40 0.34 0.39 0.37 0.39 0.39 0.43 0.46 0.48 0.40 0.52 Capital Gains $ 0.00 0.00 0.00 0.38 3.91 2.90 2.16 1.36 1.12 0.90 1.24 0.77 Expense Ratio % — 0.71 0.68 0.66 0.66 0.66 0.68 0.71 0.74 0.77 0.82 0.83 Income Ratio % — 1.29 0.94 0.94 0.82 0.88 1.02 1.43 1.82 2.21 2.09 2.67 Turnover Rate % — 33 36 46 41 35 32 38 41 67 92 87 Total Assets $mil 30,223 30,572 26,269 34,255 39,762 48,528 48,640 36,657 23,896 14,819 9,345 7,684 Expense Ratio: 0.71 Fee Level: Below Avg Sales Fee: 00.00 Data through March 29, 2012 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 05-04 Investment Style Equity Manager Change Partial Manager Change Growth of $10,000 Fund S&P500 Performance Quartile (within Category) History 10.0 17.0 24.0 31.0 42.0 Portfolio Share change since 07-03 172 Total Stocks Sector PE YTD Ret% % Assets SLM ! 13.2 6.29 3.77 Microsoft " 30.2 3.58 3.70 Pfizer # — 0.55 3.41 Citigroup ! 13.8 -1.20 3.36 General Electric $ 21.0 5.87 3.27 ExxonMobil % 14.2 10.46 3.13 Verizon Comm & 28.1 3.98 2.46 Fannie Mae ! 9.1 -4.73 2.27 SBC Comm & 13.6 -4.15 2.20 Wal-Mart Stores ' 27.1 4.02 2.11 American Int’l G ! 20.3 8.17 2.04 Cisco Systems " 37.5 -5.61 1.62 Altria Group ( 10.6 -9.95 1.62 Procter & Gamble ( 25.6 12.18 1.62 BellSouth & 13.0 -9.59 1.61 UnitedHealth Group # 21.0 7.01 1.59 IBM " 20.6 -3.09 1.45 Morgan Stanley ! 13.7 -10.67 1.42 Wells Fargo ! 16.0 0.95 1.29 Bank of America ! 11.9 7.66 1.27 © 2004 Morningstar, Inc. All rights reserved. The information herein is not represented or warranted to be accurate, correct, complete or timely. Past performance is no guarantee of future results. Access updated reports at To order reprints, call 312-696-6100. mmf.morningstar.com. Morningstar Category Large Blend Morningstar Rating TM QQQQ Morningstar Analyst Rating Category Index Russell 1000 TR This fund focuses on very large companies, and looks for them to be trading more cheaply than the broad stock market. Relative to other large-blend funds, Kaye’s focus on valuations has consistently caused him to underweight technology relative to the S&P 500 Index. Giant Mid Small Micro Deep Value Blend Growth High Value Growth Style Map Asset Allocation Stock Bond Cash Other ))))) )))) ))) )) ) Fund Index Sector Weightings Cyclical Sensitive Fund Category Avg Index 3-Year Return & Risk Analysis Rolling-Return Summary 12-Month 36-Month 65% 33 2 0 Process Positive Performance Positive Trailing Return Total +/– +/– Russ %Rank Growth of Return% S&P 500 1000 Cat $10,000 3-Mo 6-Mo 1-Yr 3-Yr Avg 5-Yr Avg 10-Yr Avg 15-Yr Avg –1.87 –0.15 –0.12 40 9,813 6.00 –0.79 –0.35 44 10,600 12.04 –6.28 –6.86 91 11,204 –2.30 –0.16 –0.64 37 9,326 –1.08 0.44 –0.06 41 9,472 10.39 –0.94 –0.94 40 26,872 11.57 0.43 0.39 14 51,667 Composition US Equities 2.5 Non US Equities 96.3 Bonds 0.0 Cash Other 1.2 3.3 – Price Negative Value Measures Rel Cat Price/Earnings 11.09 0.92 Price/Book 1.76 0.96 Dividend Yield % 2.01 0.87 People Positive Parent Positive TM * + , Morningstar Ratings Steve Kaye has been an analyst or portfolio manager for Fidelity since 1985. He has been at the helm of this fund since January 1993. Like Fidelity’s other domestic-stock fund managers, he receives the support of dozens of talented industry analysts, though the final call is his to make. 3-Yr 5-Yr 10-Yr Management Fee: 00.00 Actual Fees: 00.00 Minimum Purchase $2500 Advisor: Fidelity Management & Research Co. (FMR) Subadvisor: Fidelity Management & Research Co. (FMR) Web Address: fdr.com Stewardship Grade: B Fund Inception Date: 12-30-85 Ticker: FMRC Status: Open Kevin G, Grant 03/00 William C. Nygren 03/00 Total Named Managers 5 3-Yr Fund Avg Cat Proxy 13.9 26.3 29.6 26.4 42.6 34.2 42.6 45.0 43.5 39.5 27.8 28.6 Risk Statistics Alpha 2.7 Beta 11.1 R-Squared 94 Standard Deviation 20.72 Mean 24.43 Sharpe Ratio 1.16 Return Risk High +Avg High +Avg +Avg +Avg Tax Analysis Tax-Adj Rtn% %Rank Cat Tax-Cost Rat %Rank Cat 3-Yr Avg 5-Yr Avg 10-Yr Avg –2.77 32 0.48 37 –2.06 40 0.99 43 8.85 37 1.40 41 Potential Capital Gain Exposure: 13% of assets Large Holdings Overlap with Index 94 Asset Overlap with Index 14.9% Defensive Low 18.16 High 3-Yr Standard Deviation 3-Yr Annualized Return % High 25.02 Low Fund Cat Avg Index Expense Projections: 3-Yr: 00.00 5-Yr: 00.00 10-Yr: 00.00 Income Distribution: Annually Analysis Oakmark stays true to strategy, not style. Given Oakmark’s reputation as a topnotch value shop, sector exposures and a number of holdings at this large-blend flagship fund might puzzle some style purists. Consumer-discretionary picks accounted for 26% of the fund’s assets at the end of June; information-technology names–Apple AAPL and Google GOOG among them –soaked up another 24%. The fund’s valuation profile hovers near growth territory, too, with the lineup sporting a trailing P/E roughly 1.2 times the S&P 500’s. Yet nothing fundamental has changed; the fund remains driven by the same criteria that power all Oakmark offerings. Focusing on absolute, not relative, value, lead manager Bill Nygren targets firms trading at substantial discounts to their prospects for generating shareholder wealth. Valuation techniques vary with the companies that he and comanager Kevin Grant consider for the portfolio, ranging from discounted cash flow analysis to private-market acquisition estimates to a focus on tangible book value. Amid the current economic torpor, Nygren believes his holdings' robust balance-sheets–40 of 57 names boast Morningstar Financial Health Grades of A or B–positions them to create value for investors via share repurchases, increased dividends, and sensible acquisitions that are accretive, not dilutive, to earnings. He focuses closely on the quality of management teams, too, gauging their alignment with shareholders and their acumen as capital allocators. Nygren recently jettisoned Johnson & Johnson JNJ, for example, following an acquisition partly financed by stock. The fund has enjoyed tremendous inflows during the last two years, and its fees should be lower. Still, exemplary performance has borne out the efficacy of Nygren’s approach. Amid a 96.5% cumulative gain versus a loss of 6.6% for the S&P, the fund has suffered just 74.0% of the bogy's declines during his tenure through September 2011. This remains a best-in-class choice for core domestic-equity exposure. 65% 33 2 0 2.5 96.3 0.0 1.2 3.3 % Assets Rel Cat % Stocks Rel Cat -.Materials 0.00 0.00 (.Consumer 25.47 1.03 !.Financial 18.01 1.15 /.RealEstate 0.00 0.00 &.Communctn 4.12 1.03%.Energy 5.49 0.51 $.Industrial 11.73 1.03 ".Technology 21.23 00.00 '.Consumer 00.00 00.00 #.Healthcare 00.00 00.00 0.Utilities 00.00 00.00 Market Cap % Stocks Rel Cat Giant 40.8 0.92 Large 48.8 0.96 Mid 10.4 0.87 Small 0.0 0.92 Micro 0.0 0.96 Avg $mil 38,853 0.92 ABC Fund h h h h – 43

Our mobile applications are an important area of development for us.  We’re focusing on mobile apps that link to our three key software platforms for individual investors, financial advisors, and institutions. Our iPhone app has been downloaded more than 200,000 times.

At the same time, we want to continue expanding the existing features for Direct and Office. Last year, we signed an agreement with Interactive Data Corporation to incorporate their bond data with Advisor software platforms. This year we’re looking at more data aggregation with Morningstar Direct.

We also want to do more with asset allocation. We launched a set of asset allocation capabilities last year, but we want to round out that set of functionality. We’re also looking at ways we can add capabilities to help clients who work in teams share ideas within our software.

Expand Analyst Ratings and Research Reports for Funds 44

We launched the new Analyst Ratings for funds in November 2011, and we’re excited about expanding the number of funds we cover. By the end of 2012, we expect to have ratings on about 2,500 funds globally. We’re also moving to firm-wide Stewardship Grades for funds, which means we’ll assign grades to a fund company’s entire lineup of funds, not just those that are covered by our analysts.

Market New RMBS Ratings and Analytics Data as of September 2010 Ace Securities Corp. Home Equity Loan Trust, Series 2007-HE5 (ACE07HE5 / ACE 2007-HE5) Bond Analysis (continued) Cum Loss Trigger Delinquency Trigger 0 7,500,000 15,000,000 22,500,000 $30,000,000 Jun–2007 Feb–2009 Oct–2010 Jun–2012 Feb–2014 Oct–2015 0 7.5 15.0 22.5 30.0 (%) OC vs. XS Credit Support Level Credit Support (%) OC Target OC Actual Net Excess Spread OC Deficiency A1 A2B M1 Jun–2007 Apr–2009 Feb–2011 Dec–2012 Oct–2014 Actual Trigger Value 0 40.00 60.00 20.00 Jun–2007 Jun–2011 Jun–2009 Jun–2013 Jun–2015 Threshold Deal Actual Trigger Value 0 10.00 20.00 30.00 40.00 Threshold Deal Jun–2007 Jun–2011 Jun–2009 Jun–2013 Jun–2015 RMBS DealView 45

As I mentioned earlier, our structured credit unit last year has rolled out a beta version of our RMBS Ratings and Analytics platform. It’s interactive, easy to use, and allows clients to run user-defined simulations. The platform brings together ratings, our monthly DealView credit analysis for RMBS transactions, quarterly economic forecasts, proprietary loan-level credit modeling, and more. We have 10 to 15 beta clients and hope to convert most of those clients to paying clients during 2012.

Launch Municipal Bond Research ©2012 Morningstar, Inc. All rights reserved. Morningstar’s Credit Research is produced and offered by Morningstar, Inc., which is not registered with the U.S. Securities and Exchange Commission as a Nationally Recognized Statistical Rating Organization (“NRSRO”). All information contained herein is from sources Morningstar believes to be accurate and reliable. These sources include the Bureau of Labor Statistics, Census, audited financial reports, the Municipal Securities Rulemaking Board (MSRB), and state and local governments. Because of the possibility of human or mechanical error as well as other factors, however, all information contained herein is provided “as is” and is not warranted to be accurate, correct, complete, or timely. This report is for information purposes only, and should not be considered a solicitation to buy or sell any security. Redistribution is prohibited without written permission. For licensing or permission to use this information, call +1 312-696-6869. Page 1 of 7 Credit Perspective 3 Lorem ipsum dolor sit amet, consectetuer adipiscing elit, sed diam nonummy nibh euismod tincidunt ut laoreet dolore magna aliquam erat volutpat. Ut wisi enim ad minim veniam, quis nostrud exercitation ulliam sent luptatum zzril delenit augue duis dolore te feugait nulla magna aliquam magna facilisi. 3 Li Europan lingues es membres del sam familie iLor necessi far uniform grammatica, pronunciation eplu sommun exercitation ulliam paroles. 3 Corper suscipit lobortis nisl ut aliquip ex ea commodo consequat. Duis autem veleum iriure dolor in hendit Credit Forecast 3 Lorem ipsum dolor sit amet, consectetuer adipiscing elit, sed diam nonummy nibh euismod tincidunt ut laoreet dolore magna aliquam erat volutpat. Ut wisi enim ad minim veniam, quis nostrud exercitation ulliam corper suscipit lobortis nisl ut aliquip ex ea commodo consequat. Duis autem veleum iriure dolor in hendit in vulputate velit esse molestie consequat, vel willum lunombro dolore eu feugiat nulla facilisis at vero ros et accumsan et iusto odio dignissim qui blandit prae sent luptatum zzril delenit augue duis dolore te feugait nulla iusto odio dignissim differe solmen facilisi. 3 Corper suscipit lobortis nisl ut aliquip ex ea commodo consequat. Duis autem veleum iriure dolor. 3 Li Europan lingues es membres del sam familie. Lor separat existentie es un myth. Por scientie, musica, sport etc., li tot Europa usa li sam vocabularium. Li lingues differe solmen in li grammatica, li prouyun ciation e li plu commun vocabules. Omnicos directe al desirabilitá de un nov lingua franca: on refusa continuar payar custosi traductores. It solmen va eser necessi far uniform grammatica, pronunciation e plu sommun paroles dolore eu feugiat nulla facilisis at vero ros et msan etiusto odio dignissim qui blandit praesent luptatum zzril delenit augue duis dolore te ciation e li plu commun vocabules. Omnicos directe By Analyst Name, CFA Title Analyst +1 (312) 999-9999 analyst.name@morningstar.com Analysis as of 29 Nov 2011 Contents Analyst Summary 1 Economic Strength 2 Financial Condition 3 Debt and Liabilities 4 Management and Operating Environment 5 Appendix 6 Morningstar Municipal Credit Research City of San Antonio, Texas Texas (NYSE) Key Statistics ($ in 000s) Population (2010): 1,327,407 Full Market Valuation (MV) (2011) $83,199,409 Full Market Value Per Capita $63 PCPI % US Average % 79.2 MHI % US Average % 85.2 % Unemployment (September 2011) % 7.7 Total Fund Balance % of Expenditures (2010) % 26.4 Overall Debt Burden as % of MV (2010) % 8.82 Overall Debt Burden $7,450,778 Principal Amortization (10 years) % 45.5 Obligor Profile Ma quande lingues coalesce, li grammatica del resultant lingue es plu simplic e regulari quam ti del coalescent lingues. Li nov lingua franca va esser plu simplic e regulari quam li existent Europan lingues. It va esser tam simplic quam Occidental: in fact, it va esser Occidental. A un Angleso it va semblar un simplificat Angles, quam uno skeptic Cambridge amico regulari ditto meyotoa que existent Occidental es. Ma quande lingues coalesce, li grammatica del resultant lingue es plu simplic e regulari quam ti del coalescent lingues. Li nov lingua franca va esser plu simplic e regulari quam li existent Europan lingues. It va esser tam simplic quam Occidental: in fact, it va esser Occidental. simplic e regulari quam ti del coalescent lingues. Li nov lingua frano un Angleso it va semblar un simplificat Angles, quam uno skeptic County Bexar County State Texas Sector Local Government Subsector City Q San Antonio, Texas Economic Strength Very Good Financial Condition Very Good Debt & Long-Term Liabilities Very Good Management & Operating Environment Very Good Overall Score Very Good 46

This is an area where we’ve seen strong interest from investors. We have a team of municipal analysts in place, and we’re planning to launch our initial research later this year.  We’ll have analyst reports on the top 100 issuers including the largest states and local governments. We’ll also have data reports on 1 million muni bonds, which will include bond details, peer-group yield curves, and trade data.

Launch New Retirement Advice Platform 47

Turning to the Investment Management side, we're going to be combining our Retirement Advice platforms. We’ve historically had two platforms--the Morningstar platform and Ibbotson platform--and we're bringing these together. This will be powered by the Wealth Forecasting Engine that was developed by Ibbotson and will allow us to provide “best of breed” advice across our lineup. We'll be moving clients to this new platform over the coming year.

Combine Platform for Broker-Dealers and Retirement 48

Also in the Investment Management division, we're working on combining our retirement capabilities with our broker-dealer platform (Morningstar Investment Services).

Right now in the investment business, these are two separate worlds. There's the retirement world, and there's the broker-dealer world, and these worlds really don't come together. The combination of these two platforms will allow advisors to offer managed retirement accounts. That means an advisor can get a holistic look at a client's portfolio, including the retirement side and the taxable side. It will also simplify the rollover event, as people want to rollover from a retirement account into a taxable account as they retire. That transition can happen seamlessly as these platforms come together.

Today, we’re excited to be working with LPL Financial, a leading independent broker-dealer, as part of these efforts to bridge the gap between the retirement world and the broker-dealer world. This project is part of a broader initiative, encompassing education, advice, and rollover services. We’re still in the early stages of this relationship, and we will disclose further details as the project develops.

Company-Wide Initiatives for 2012 49

We also have a few key initiatives at the company level in 2012.

Four Main Themes Customer Focus Cross-Division/ Global Thinking Simplification of Products and Operations Employee Development/ Great Place 50

At the company level, we’ve identified four main themes for our internal initiatives in 2012:

•     Customer Focus

•     Simplification of Products and Operations

•     Cross-Division/Global Thinking

•     Employee Development/Great Place to Work

Customer Focus/Sales 51

Earlier this year we appointed Trista Hannan to be our Head of Global Sales Strategy and Operations. We want to drive more consistency in our sales approach across our global organization.

Strengthen Technology Infrastructure 52

Greg Goff joined us as chief technology officer in October 2011 and has already made a great impact on our database and platform strategies. We’re also focusing on upgrading our technology infrastructure in 2012. We’re continuing to build redundancy for mission-critical systems, upgrading and standardizing our software and hardware systems, and replacing servers. As we mentioned in the 10-Q, we expect to make capital expenditures of approximately $24 million to $28 million in 2012.

Great Place to Work 53

We also plan to continue our Great Place to Work efforts. We want to help our employees build rewarding careers at Morningstar, and these efforts have also been beneficial for us in helping to attract talent.

So that's just a quick high-level look at some of our major initiatives for 2012. We’re excited about the opportunities we see to expand our business and continue our mission of helping investors in the years ahead. We see many opportunities ahead and feel good about our capabilities.

We manage Morningstar with a long-term perspective, looking out from three to five years. We’re making many investments in key areas today that we expect to bear fruit in the coming years.

Now, let me turn things over to Scott Cooley, our Chief Financial Officer.

Financial Highlights Scott Cooley Chief Financial Officer 54

2011 Highlights First-Quarter 2012 Capital Allocation 55

My talk today will cover three main areas:

•     2011 Highlights

•     First-Quarter 2012

•     Capital Allocation

2011 Highlights 56

Operating Income ($mil) Free Cash Flow* ($mil) Revenue ($mil) $121.1 $138.4 +14.3% 11 10 $141.7 $108.6 +30.4% *Free Cash Flow is considered a non-GAAP financial measure under SEC regulations. 11 10 +13.7% $555.4 $631.4 11 10 2011 Key Metrics 57

We have three key metrics that we use to measure our results, and all three improved in 2011.

Revenue was up about 14% to $631 million, operating income was also up 14% to $138 million, and free cash flow rose 30% to $142 million.

85 90 95 00 05 10 Morningstar Revenue 5-YR Compound Annual Growth Rate 14.9% 58

Taking a longer-term view of revenue over our 28-year history, we’ve had a consistent history of solid revenue growth, except for small dips in 2009 and 1995.

Over the past five years, we’ve compounded revenue at about 15% per year, on average.

Morningstar Revenue 10-YR Compound Annual Growth Rate 21.3% 85 90 95 00 05 10 59

Over the past 10 years, our compound annual revenue growth rate is 21%.

Investment Information Segment Operating Income ($mil) Share of Consolidated Revenue Revenue ($mil) $127.7 $131.5 +3.0% 10 11 79.3% $445.0 $500.9 +12.6% 10 11 60

Revenue for our Investment Information segment, which accounts for about 80% of consolidated revenue, increased by 12.6% in 2011. We had $13.5 million of revenue from acquisitions in this segment, primarily from the structured credit ratings business. However, we also had higher revenue in our software, data, and investment research products and services.

In 2011, operating income for the Investment Information segment was $131.5 million, up about 3.0% from 2010, lagging the rate of revenue growth.

Investment Management Segment Operating Income ($mil) Share of Consolidated Revenue Revenue ($mil) $56.8 $69.6 10 11 $110.4 $130.5 +18.2% 10 11 +22.6% 20.7% 61

Investment Management segment revenue increased 18.2% in 2011. Acquisitions (mainly OBSR and Seeds) contributed $1.9 million to the segment, and we also had strong organic growth from Investment Advisory, Retirement Solutions, and Managed Portfolios.

Operating income was up about 22.6% because our expense base increased, but at a lower rate than revenue.

-Revenue by Region (% of Total) Australia Japan Europe Asia Canada 08 10 11 07 09 20.6% 24.2% 27.0% 28.3% 29.3% 62

Revenue from international operations has continued edging up and totaled 29% of consolidated revenue in 2011. The majority of our international revenue is from Europe, Australia, and Canada.

Quarterly Organic Revenue Growth % –6.6 –1.6 2.7 6.6 12.2 10.0 11.2 11.2 –10.9 –10.2 4.6 09 10 11 Q112 6.1 63

For the first three quarters of 2011, we had organic revenue growth rates in the 10% to 11% range, but it slowed to 5% in the fourth quarter—largely because of declining equity markets (our Investment Advisory services are paid mainly based on asset levels) and a slowdown in structured credit ratings.

In the first quarter of 2012, organic revenue growth was about 6%. That reflects a balance of positive results from Morningstar Direct and Investment Advisory Services but lower revenue for our structured credit ratings business and fairly flat results for Morningstar.com.

Renewal Rates 07 95–100% 80–85% 08 09 10 11 90–95% 90–95% 90–95% 64

We didn’t see a significant change in renewal or retention rates in 2011; both of them were within the same range as 2010 levels.

For contract-based products and services (such as Morningstar Data, Investment Consulting, Morningstar Direct, and Morningstar Advisor Workstation), we estimate that our weighted average renewal rate was between 90% and 95%. While aggregate renewal rates were broadly similar for both years, renewal rates for some larger products, including Morningstar Data and Morningstar Advisor Workstation, were slightly lower compared with the previous year, offset by slightly higher renewal rates for institutional software, Investment Advisory services, and Retirement Solutions.

Retention Rates 55–60% 60–65% 65–70% 65–70% 65–70% 07 08 09 10 11 65

In 2011, we estimate that our retention rate for subscription-based products, such as Principia, Morningstar.com Premium Membership service, and print and online newsletters, was on the higher end of the range between 65% and 70%, consistent with 2010.

Top Five Products 2011 Revenue ($000) % Change (Organic) Morningstar Data $ 140,594 4.5% Advisor Workstation $ 77,459 7.1% Investment Advisory Services $ 71,253 17.4% Morningstar.com $ 54,169 6.6% Morningstar Direct $ 52,481 34.9% 66

Morningstar Data remained our largest product in 2011 because of strong organic growth as well as additional revenue from acquisitions. Overall, we had relatively strong growth rates in most of our key products in 2010. Morningstar.com was a key contributor because of strong trends in ad sales, and Morningstar Direct also drove growth globally.

You might notice that the total for Morningstar Data has jumped up quite a bit. That partly reflects a classification change; we’re now including Commodity Data in Morningstar Data. But organic growth for Morningstar Data still increased after adjusting for this change.

26.9% 27.6% 26.0% 21.9% Operating Margin Operating margin % 21.8% 07 08 09 10 11 67

Our operating margin was basically flat in 2011. With good organic growth, you might expect to see operating margin expansion. The margin was flat mainly because of higher compensation costs, which rose faster than revenue. That partly reflects the effects of hiring we did in 2010 and 2011. In addition, we did extensive benchmarking last year and increased compensation for some positions to ensure that we’re better able to retain the best talent.

Capital expenditures Cash provided by operating activities ($000) 07 08 09 11 $99,691 $100,820 $88,884 $108,645 $141,654 ($11,346) ($48,519) ($12,372) ($23,322) $111,037 $149,339 $101,256 $164,976 *Free Cash Flow is considered a non-GAAP financial measure under SEC regulations. Free Cash Flow* 10 ($14,771) $123,416 68

Free cash flow in 2011 increased about 30% versus 2010, mainly because of higher cash provided by operating activities.

Solid Balance Sheet Consolidated balance sheet data ($000) as of Dec. 31, 2011 Cash, cash equivalents, and investments $sss470,192 Total assets $n1,172,084 Deferred revenue $sss155,494 Long-term liabilities $ssss44,435 69

We had about $470.2 million in cash, cash equivalents, and investments as of December 31, 2011 and no bank debt.

First-Quarter 2012 70

First-Quarter 2012 Key Metrics Operating Income ($mil) Free Cash Flow* ($mil) Revenue ($mil) 12 11 $31.8 $30.4 –4.4% *Free Cash Flow is considered a non-GAAP financial measure under SEC regulations. 12 11 ($3.4) $9.3 NMF 12 11 $151.8 $160.8 +5.9% 71

Here’s a snapshot of our key metrics in the first quarter of 2012. Revenue increased about 6%, operating income was down about 4%, and we had negative free cash flow of $3.4 million. Operating income was down mainly because of higher salary expense and benefit costs. Free cash flow was down because we had higher capital expenditures (a $4. 0 million increase) and lower cash provided by operating activities. We made bonus payments of $42.8 million in the first quarter of 2012, compared with $37.5 million in the same quarter of 2011.

First-Quarter 2012 Balance Sheet Consolidated balance sheet data ($000) as of March 31, 2012 * Cash, cash equivalents, and investments $ww443,646 Total assets $m1,166,385 Deferred revenue $mm171,013 Long-term liabilities $mmn44,753 72

Despite paying out more in bonuses and making stock repurchases in the first quarter, we had cash, cash equivalents, and investments of $443.6 million as of March 31, 2012.

Deferred revenue—which in some ways is a good measure of future revenue trends because it includes revenue we expect to recognize in future periods—rose about 10% during the first quarter.

Capital Allocation 73

Free Cash Flow and Acquisitions Acquisition Spending as a % of FCF ($mil) 07 10 11 08 09 60.7% 104.6% 83.5% NMF $99.7 $60.5 $100.8 $105.4 $88.9 $74.2 $108.6 $102.3 $141.7 $— FCF Acq. 94.2% 74

This graph shows our free cash flow and acquisition spending over the past five years. We used a significant portion of our free cash flow to make acquisitions over the previous several years, but did not make any acquisitions in 2011.

Potential Uses of Cash Balance sheet strength acquisitions organic expansion dividend stock buyback + 75

We try to use our cash balance in ways that will maximize returns over the long term. In addition to maintaining a strong balance sheet, there are several other potential areas we could deploy cash. We like to live within our means and use our cash flow to enhance the company’s value by making acquisitions or for organic expansion. Given our excess cash and steady cash flow, our board of directors approved an increase in our quarterly dividend to $0.10 per share for 2012 as well as a $200 million increase to our share repurchase authorization.

Share Repurchases Period Total shares purchased Average price per share * Through Dec. 31, 2011 $w44.5 mil $w55.67 Year to date through May 9, 2012 $w60.2 mil $w63.37 76

We completed $44.5 million of share repurchases through December 2011. In the first three months of 2012, we repurchased a total of 441,905 shares for approximately $26.9 million. For the year to date through May 9, 2012, we repurchased an additional 997,165 shares for a total of $60.2 million.

We look at stock repurchases like any other investment, and we want to be opportunistic about it. Our intent is to buy shares when they’re trading at a discount to our intrinsic value estimate. We expect to continue monitoring changes in market valuations as well as any changes to our intrinsic value estimate.

Dividends Paid Date Amount * 2011 $w10.0 mil 2012 (through 4/30) $w10.0 mil 77

As I mentioned a few minutes ago, we increased our quarterly dividend to $0.10 per share in 2012, and we’ve paid out about $10 million in dividends so far this year.

Long-Term Margin Improvements Drivers: Strategic Focus Three Platforms Retirement Investment Management Credit Research 45 78

I’d like to acknowledge that we’ve heard some concerns from shareholders about trends in our operating margin. We believe our strategic focus on four major areas should be positive from a margin perspective in the long-term. For our three software platforms, we plan to consolidate some platforms, employ a more rigorous development approach and common technical standards to drive efficiency. We are also focusing on higher-margin products (the next three areas shown on the slide) with significant growth potential.

The four key themes Joe mentioned earlier should also help support our margin in the long term. For example, we’re improving our processes to make them more efficient, simplifying our product lineups, making our processes and functions more centralized where it makes sense, and increasing the efficiency of our global go-to-market process.

Reconciliation of Non-GAAP Measure with the Nearest Comparable GAAP Measure Organic revenue (illustrated in a previous slide) is considered a non-GAAP measure. Reconciliation from consolidated revenue to revenue excluding acquisitions and foreign currency translations (organic revenue) 2007 2008 2009 $000 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Consolidated revenue $ 95,447 $109,685 $111,859 $118,116 $125,444 $132,237 $125,505 $119,271 $116,732 $119,533 $120,088 $122,643 Less: acquisitions (12,154) (13,002) (10,208) (8,862) (11,098) (4,876) (4,732) (6,419) (5,928) (6,732) (9,342) (7,588) (Favorable)/unfavorable (397) (552) (875) (1,984) (2,281) (3,085) (271) 3,787 5,697 5,031 1,969 (3,710) impact of foreign currency translations Revenue excluding $ 82,896 $ 96,131 $100,776 $107,270 $112,065 $124,276 $120,502 $116,639 $116,501 $117,832 $112,715 111,345 acquisitions and foreign currency translations Consolidated revenue 36% 44% 37% 36% 31% 21% 12% 1% (7%) (10%) (4%) 3% growth Less: acquisitions (17%) (17%) (12%) (10%) (12%) (4%) (4%) (5%) (5%) (5%) (7%) (6%) Less: impact of foreign currency (1%) (1%) (1%) (2%) (2%) (3%) — 3% 5% 4% 2% (3%) Revenue growth 18% 26% 23% 23% 17% 13% 8% (1%) (7%) (11%) (10%) (7%) excluding acquisitions and foreign currency translations (organic revenue) (1) (1) Sum of percentages may not match total because of rounding. Organic revenue (illustrated in a previous slide) is considered a non-GAAP measure. The tables below reconcile consolidated revenue with organic revenue (revenue excluding acquisitions and the impact of foreign currency translations): ($000) 2011 Consolidated revenue $ 631,400 Less: acquisitions (15,326) Favorable impact of foreign currency translations (10,116) Organic revenue $ 605,958 Three months ended March 31 ($000) 2012 Consolidated revenue $ 160,759 Less: acquisitions — Unfavorable impact of foreign currency 263 Organic revenue $ 161,022 Reconciliation of Non-GAAP Measures with the Nearest Comparable GAAP Measure 79

These slides reconciles the organic growth rates shown earlier (a non-GAAP measure) to consolidated revenue. We also provide a reconciliation of cash provided by operating activities to free cash flow.

Reconciliation of Non-GAAP Measure with the Nearest Comparable GAAP Measure Organic revenue (illustrated in a previous slide) is considered a non-GAAP measure. Reconciliation from consolidated revenue to revenue excluding acquisitions and foreign currency translations (organic revenue) 2007 2008 2009 $000 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Consolidated revenue $ 95,447 $109,685 $111,859 $118,116 $125,444 $132,237 $125,505 $119,271 $116,732 $119,533 $120,088 $122,643 Less: acquisitions (12,154) (13,002) (10,208) (8,862) (11,098) (4,876) (4,732) (6,419) (5,928) (6,732) (9,342) (7,588) (Favorable)/unfavorable (397) (552) (875) (1,984) (2,281) (3,085) (271) 3,787 5,697 5,031 1,969 (3,710) impact of foreign currency translations Revenue excluding $ 82,896 $ 96,131 $100,776 $107,270 $112,065 $124,276 $120,502 $116,639 $116,501 $117,832 $112,715 111,345 acquisitions and foreign currency translations Consolidated revenue 36% 44% 37% 36% 31% 21% 12% 1% (7%) (10%) (4%) 3% growth Less: acquisitions (17%) (17%) (12%) (10%) (12%) (4%) (4%) (5%) (5%) (5%) (7%) (6%) Less: impact of foreign currency (1%) (1%) (1%) (2%) (2%) (3%) — 3% 5% 4% 2% (3%) Revenue growth 18% 26% 23% 23% 17% 13% 8% (1%) (7%) (11%) (10%) (7%) excluding acquisitions and foreign currency translations (organic revenue) (1) (1) Sum of percentages may not match total because of rounding. Reconciliation of Non-GAAP Measure with the Nearest Comparable GAAP Measure Reconciliation from consolidated revenue to revenue excluding acquisitions and foreign currency translations (organic revenue): 2009 2010 2011 2012 ($000) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Consolidated revenue $160,759 $119,533 $120,088 $122,643 $128,290 $136,091 $139,817 $151,153 $151,767 $161,011 $160,051 $158,571 Less: acquisitions — (6,732) (9,342) (7,588) (9,704) (12,718) (11,964) (13,464) (9,015) (5,097) (908) (306) (Favorable)/unfavorable 263 5,031 1,969 (3,710) (3,731) (671) 183 (143) (1,680) (4,573) (3,683) (180) impact of foreign currency translations Revenue excluding $161,022 $117,832 $112,715 $111,345 $114,855 $122,702 $128,036 $137,546 $141,072 $151,341 $155,460 $158,085 acquisitions and foreign currency translations Consolidated revenue 5.9% -9.6% -4.3% 2.8% 9.9% 13.9% 16.4% 23.2% 18.3% 18.3% 14.5% 4.9% growth Less: acquisitions — -5.1% -7.4% -6.4% -8.3% -10.6% -10.0% -11.0% -7.0% -3.7% -0.6% -0.2% Less: impact of 0.2% 3.8% 1.6% -3.1% -3.2% -0.6% 0.2% 0.1% -1.3% -3.4% -2.6% -0.1% foreign currency Revenue growth 6.1% -10.9% -10.2% -6.6% -1.6% 2.7% 6.6% 12.2% 10.0% 11.2% 11.2% 4.6% excluding acquisitions and foreign currency translations (1) (1) Sum of percentages may not match total because of rounding. 80

These slides reconciles the organic growth rates shown earlier (a non-GAAP measure) to consolidated revenue. We also provide a reconciliation of cash provided by operating activities to free cash flow.

Free Cash Flow (illustrated in a previous slide) is considered a non-GAAP measure. The tables below reconcile cash provided by operating activities with free cash flow: Three months ended March 31 ($000) 2012 Cash provided by operating activities $ 5,624 Less: Capital expenditures (8,994) Free Cash Flow 3,370) ($ Three months ended March 31 ($000) 2011 Cash provided by operating activities $ 14,346 Less: Capital expenditures (5,037) Free Cash Flow 9,309 Reconciliation of Non-GAAP Measures with the Nearest Comparable GAAP Measure $ Reconciliation of Non-GAAP Measure with the Nearest Comparable GAAP Measure Organic revenue (illustrated in a previous slide) is considered a non-GAAP measure. Reconciliation from consolidated revenue to revenue excluding acquisitions and foreign currency translations (organic revenue) 2007 2008 2009 $000 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Consolidated revenue $ 95,447 $109,685 $111,859 $118,116 $125,444 $132,237 $125,505 $119,271 $116,732 $119,533 $120,088 $122,643 Less: acquisitions (12,154) (13,002) (10,208) (8,862) (11,098) (4,876) (4,732) (6,419) (5,928) (6,732) (9,342) (7,588) (Favorable)/unfavorable (397) (552) (875) (1,984) (2,281) (3,085) (271) 3,787 5,697 5,031 1,969 (3,710) impact of foreign currency translations Revenue excluding $ 82,896 $ 96,131 $100,776 $107,270 $112,065 $124,276 $120,502 $116,639 $116,501 $117,832 $112,715 111,345 acquisitions and foreign currency translations Consolidated revenue 36% 44% 37% 36% 31% 21% 12% 1% (7%) (10%) (4%) 3% growth Less: acquisitions (17%) (17%) (12%) (10%) (12%) (4%) (4%) (5%) (5%) (5%) (7%) (6%) Less: impact of foreign currency (1%) (1%) (1%) (2%) (2%) (3%) — 3% 5% 4% 2% (3%) Revenue growth 18% 26% 23% 23% 17% 13% 8% (1%) (7%) (11%) (10%) (7%) excluding acquisitions and foreign currency translations (organic revenue) (1) (1) Sum of percentages may not match total because of rounding. 81

These slides reconciles the organic growth rates shown earlier (a non-GAAP measure) to consolidated revenue. We also provide a reconciliation of cash provided by operating activities to free cash flow.

82

When I look across our business, I’m excited about all the opportunities Morningstar has today. We’ve built strong capabilities in a number of potentially large markets, and we’re investing in many key initiatives that I believe can help drive our long-term growth.